Exhibit 10.27

DATED	September 17, 2018

SHARE PLEDGE AGREEMENT

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) has been executed by and among the following Parties on the 17th day of September, 2018 in Shenzhen, People’s Republic of China (“PRC” or “China”):

Party A:

Shenzhen Samoyed Information Technology Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at Building A, No. 1, Qian Wan Yi Road, Qianhai Harbour Co-operation Zone, Shenzhen, PRC (hereinafter “Pledgee”);

Party B:

Shenzhen Wuyu Technologies Services Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at A5156, Building 5 of Huayang Meinian Plaza, Pengji Times Pioneer Park, West Nanhai Avenue, Shekou Street, Nanshan District, Shenzhen, PRC(hereinafter “Pledgor”); and

Party C:

Shenzhen Samoyed Internet Finance Service Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at 29-G2, Building 2, China Phoenix Mansion, 2008 Shen Nan Avenue, Fu Zhong Community, Lian Hua Jie Dao, Fu Tian District, Shenzhen, PRC.

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.                                      Pledgor is an entity organized and existing under the laws of PRC. As of the date hereof, it holds or will hold 1.0549% of the equity interest in Party C;

2.                                      Party C is a limited liability company registered in Shenzhen, China, engaging in credit card refinancing business. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and agrees to provide any necessary assistance in registering the Pledge;

3.                                      Pledgee is a Wholly Foreign Owned Enterprise registered in Shenzhen, China. Pledgee and Party C have executed an Exclusive Business Cooperation Agreement on April 20, 2018 (“Business Cooperation Agreement”);

4.                                      To ensure that Pledgee collects all payments due by Party C, including without limitation the consulting and service fees regularly from Party C, all the shareholders of Party C pledge all of the equity interest they hold in Party C as security for Party C’s payment of the consulting and service fees under the Business Cooperation Agreement;

5.                                      In order to perform the aforementioned security, Pledgee signed a Share Pledge Agreement with Party C, ZHOU Yang and all the other shareholders of Party C at that time on April 20, 2018 (“Original Agreement”), and agreed that Original Agreement “shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns”. ZHOU Yang is one of the pledgors under Original Agreement;

6.                                      On 17 September, 2018, ZHOU Yang signed an Equity Transfer Agreement with Pledgor, agreeing to sell the registered capital of RMB 1,499,880 of Party C held by him (accounting for 1.0549% of equity interests in Party C) to Pledgor (“Equity Transfer”). As for the shareholder’s rights and obligations of the above-mentioned 1.0549% equity interests, all of them are inherited by Pledgor, and other rights attached to the above-mentioned 1.0549% equity interests are transferred with the equity transfer. After the closing of the equity transfer, Pledgor shall enter into a share pledge agreement with Party A on the equity he holds in Party C;

Strictly Confidential

7.                                      Based on the above-mentioned agreements in Original Agreement and in the Equity Transfer Agreement, Pledgor, Pledgee and Party C enter into this Agreement.

To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.                                      DEFINITIONS

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1                               “Pledge” shall refer to the security interest granted by Pledgor to Pledgee pursuant to Section 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2                               “Equity Interest” shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgor in Party C.

1.3                               “Term of Pledge” shall refer to the term set forth in Section 3 of this Agreement.

1.4                               “Business Cooperation Agreement” shall refer to the Exclusive Business Cooperation Agreement executed by and between Pledgee and Party C owned by Pledgor on April 20, 2018, its supplementary agreement entered from time to time, and any other agreement entered in accordance to its provision.

1.5                               “Event of Default” shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.6                               “Notice of Default” shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.                                      THE PLEDGE

As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all the payments due by Party C, including without limitation the consulting and services fees payable to Pledgee under the Business Cooperation Agreement (the Parties may entered into written confirmation to confirm the amount due at the time of signing such written confirmation if and when necessary),  Pledgor hereby pledges to Pledgee a first security interest in all of Pledgor’s right, title and interest, whether now owned or hereafter acquired by Pledgor, in the Equity Interest of Party C.

As of the date hereof, Pledgor’s pledged share under this Agreement is 1.0549% of the equity interest in Party C held by it after the completion of Equity Transfer, and the corresponding amount is RMB 1,499,880.

3.                                      TERM OF PLEDGE

3.1                               The Pledge shall become effective as of the date when the pledge of the Equity Interest is registered with the competent administration of industry and commerce with proper jurisdiction over Party C. The Pledge shall be continuously valid until all payments due under the Business Cooperation Agreement have been fulfilled by Party C. The Parties agree that Party C shall register the Pledge in the shareholders’ register of Party C as of the date of this Agreement.

3.2                               During the Term of the Pledge, in the event Party C fails to pay the exclusive consulting or service fees in accordance with the Business Cooperation Agreement, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

4.                                      CUSTODY OF RECORDS FOR EQUITY INTEREST SUBJECT TO PLEDGE

4.1                               During the Term of Pledge set forth in this Agreement, Pledgor and Party C shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within one week from the execution of this Agreement. Pledgee shall have custody of such items during the entire Term of Pledge set forth in this Agreement.

4.2                               Pledgee shall have the right to collect dividends generated by the Equity Interest during the Term of Pledge.

5.                                      REPRESENTATIONS AND WARRANTIES OF PLEDGOR

5.1                               Pledgor is the sole legal and beneficial owner of the Equity Interest held by it.

5.2                               Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3                               Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

6.                                      COVENANTS AND FURTHER AGREEMENTS OF PLEDGOR

6.1                               Pledgor hereby covenants to Pledgee, that during the term of this Agreement, Pledgor shall:

6.1.1                     not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance that may affect the Pledgee’s rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Restructuring Agreement executed by Party C and relevant parties thereto on February 12, 2018, and the Exclusive Option Agreement executed by Pledgor, Pledgee and Party C on September 17, 2018;

6.1.2                     comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3                     promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Equity Interest held by Pledgor or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.2                               Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3                               To protect or perfect the security interest granted by this Agreement for payment of the consulting and service fees under the Business Cooperation Agreement, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural/legal persons).  Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4                               Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.                                      EVENT OF BREACH

7.1                               The following circumstances shall be deemed Event of Default:

7.1.1                     Party C fails to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement or causes any loss to Pledgee due to breaches any other obligations of Party C thereunder;

7.1.2                     Any representation or warranty by Pledgor in Section 5 of this Agreement contains material misrepresentations or errors, and/or Pledgor violates any of the warranties in Section 5 of this Agreement;

7.1.3                     Party C fail to register the Pledge in the shareholders’ register of Party C stipulated in Section 3.1;

7.1.4                     Pledgor and Party C breach any provisions of this Agreement;

7.1.5                     Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the Equity Interest pledged or assigns the Equity Interest pledged without the written consent of Pledgee;

7.1.6                     Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.7                     The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgor to continue to perform its obligations under this Agreement;

7.1.8                     Adverse changes in the Equity Interest pledged by Pledgor, which lead Pledgee to reasonably believe that Pledgor’s ability to perform its obligations under this Agreement has been affected;

7.1.9                     The successor or custodian of Party C is capable of only partially performing or refuses to perform the payment obligations under the Business Cooperation Agreement; and

7.1.10              Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.

7.2                               Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3                               Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction, Pledgee may issue a Notice of Default to the defaulting Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and demand to dispose of the Pledge in accordance with the provisions of Section 8 of this Agreement.

8.                                      EXERCISE OF PLEDGE

8.1                               Prior to the full payment of the consulting and service fees described in the Business Cooperation Agreement, except as expressly stipulated in Section 6.1.1, without the Pledgee’s written consent, Pledgor shall not assign the Pledge or the Equity Interest held by it in Party C.

8.2                               Pledgee shall issue a written Notice of Default to the defaulting Pledgor when exercising the Pledge.

8.3                               Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 8.2 or at any time after the issuance of the Notice of Default. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4                               In the Event of Default, Pledgee is entitled to take possession of the Equity Interest pledged hereunder and to dispose of the Equity Interest pledged, to the extent permitted and in accordance with applicable laws, without obligation to account to Pledgor for proceeds of disposition and Pledgor hereby waives any rights it may have to demand any such accounting from Pledgee. Likewise, in such circumstance Pledgor shall not have obligation to Pledgee for any deficiency remaining after such disposition of the Equity Interest pledged.

8.5                               When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.                                      ASSIGNMENT

9.1                               Without Pledgee’s prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2                               This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3                               At any time, Pledgee may assign any and all of its rights and obligations under the Business Cooperation Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee’s request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

9.4                               In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement and register the same with the relevant AIC.

9.5                               Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including but without limitation, the Exclusive Option Agreement and the Power of Attorney granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

10.                               TERMINATION

Upon the full payment of the consulting and service fees under the Business Cooperation Agreement and upon termination of Party C’s obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

11.                               HANDLING FEES AND OTHER EXPENSES

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C. If applicable laws require that Pledgee should bear some related taxes and fees, Pledgor shall cause Party C to fully repay Pledgee the paid taxes and fees.

12.                               CONFIDENTIALITY

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it/he shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange or orders of the court or other government authorities;; or (c) information required to be disclosed by any Party to its/his legal counsel or financial advisor or affiliate regarding the transaction contemplated hereunder, and such legal counsel or financial advisor or affiliate are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

13.                               GOVERNING LAW AND RESOLUTION OF DISPUTES

13.1                        The execution, effectiveness, construction, performance, and the resolution of disputes hereunder shall be governed by the formally published and publicly available PRC laws. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

13.2                        In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the Shenzhen Court of International Arbitration (“SCIA”) for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Shenzhen, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on all Parties.

13.3                        Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.                               NOTICES

14.1                        All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1              Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

14.1.2              Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2                        For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Shenzhen Samoyed Information Technology Co., Ltd
Address:	B4-902, Kexing Science Park, 15 Keyuan Road, Nanshan District, Shenzhen, PRC
Attn:	Wang Xiaojun
Phone:	XXXXXX

Party B:	Shenzhen Wuyu Technologies Services Co., Ltd
Address:	B4-903, Building B4, Kexing Science Park, 15 Keyuan Road, Nanshan District, Shenzhen, PRC
Attn:	LIN Xi
Phone:	XXXXXX

Party C:	Shenzhen Samoyed Internet Finance Service Co., Ltd
Address:	29-G2, Building 2, China Phoenix Mansion, 2008 Shen Nan Avenue, Fu Zhong Community, Lian Hua Jie Dao, Fu Tian District, Shenzhen, PRC
Attn:	HU Chaomei
Phone:	XXXXXX

14.3                        Any Party may at any time change its/his address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.                               SEVERABILITY

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.                               EFFECTIVENESS

16.1                        Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon affixation of the signatures or seals of the Parties.

16.2                        The signing and effectiveness of this Agreement shall not affect the validity and legality of Original Agreement, and shall not affect the enforcement of the terms under Original Agreement which are not related to the matters agreed hereof.

16.3                        This Agreement is written in Chinese and English in four (4) copies.  Pledgor, Pledgee and Party C shall hold one copy respectively, and one copy shall be used for registration. Each copy of this Agreement shall have equal validity.  In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written.

Party A: Shenzhen Samoyed Information Technology Co., Ltd. (Seal)

By:	/s/ Lin Jianming

Name:	Lin Jianming

Title:	Legal Representative/Authorized Signatory

Date:	2018/9/17

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written.

Party B:                                      Shenzhen Wuyu Technologies Services Co., Ltd. (Seal)

By:	/s/ Lin Jianming

Name:	Lin Jianming

Title:	Legal Representative

Date:	2018/9/17

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written.

Party C:       Shenzhen Samoyed Internet Finance Service Co., Ltd. (Seal)

By:	/s/ Lin Jianming

Name:	Lin Jianming

Title:	Legal Representative/Authorized Signatory

Date:	2018/9/17